BY-LAWS
                                       OF
                             JOLLEY MARKETING, INC.
                              A NEVADA CORPORATION


                                    ARTICLE I
                                     OFFICES

     Section 1. The principal office of the Corporation shall be at 368 South 600 West, Orem, VT 84058 The Corporation may have such other offices, either \\ithin or without the State of Nevada as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the Nevada Business Corporation Act to be maintained in the State of Nevada may be, but need not be, identical with the principal offices in the State of Nevada, and the address of the registered office may be changed, from time to time, by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section  1. ANNUAL MEETING.The annual meeting of stockholders shall be held
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at  the  principal  office  of  the Corporation, at 368 South 600 West, Orem, VT
84058, or at such other places on the second Thursday of December or at such other times as the Board of Directors may, from time to time, determine. If the day so designated falls upon a legal holiday then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally or by mail a written notice, thereof, not less than ten (10) nor more than fifty (50) days pre\ious to such meeting, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

     Section  2.  SPECIAL  MEETINGS.Special  meetings of stockholders other than
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those  regulated  by  statute,  may  be  called at any time by a majority of the
Directors. Notice of such meeting stating the place, day and hour and the purpose for which it is called shall be served personally or by mail, not less than ten (10) days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than ten percent (10%) of the capital stock of the Corporation entitled to vote at the meeting. The President may in his discretion call a special meeting of stockholders upon ten (10) day's notice. No business other than that specified in the call for the meeting shall be transacted at any special meeting of the stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof.


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     Section  3.  CLOSING  OF  TRANSFER BOOKS OR FIXING OF RECORD DATE.  For the
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purpose  of determining stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend; or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for a least ten (10) day's immediately preceding such meeting, In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders is to be taken. If the stock transfer books are closed, and no record date is fixed for the determination of stockholders entitled to receive notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination as to stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 4. Voting  At all meetings of the stockholders of record having the
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right  to  vote,  subject to the provisions of Section 3.each stockholder of the
Corporation is entitled to one (1) vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation. Votes may be cast in person or by written authorized proxy.

     Section 5. PROXY. Each proxy must be executed in writing by the stockholder
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of  the  Corporation  or  his  duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

     Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

     Section 6. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name
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of  another  corporation  may  be  voted  by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be noted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate Order of the Court by which such receiver was appointed.


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

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section  7.  ELECTION  OF  DIRECTORS.  At each election for Directors every
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stockholder  entitled  to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. There shall be no cumulative voting.

     Section 8. QUORUM.  A majority of the outstanding shares of the Corporation
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entitled to vote represented in person or by proxy, shall constitute a quorum at a  meeting  of  the  stockholders.

     If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting, from time to time, until a quorum shall be present or represented. At such rescheduled meeting at which a quorum shall be present or represented any business or any specified item of business may be transacted which might have been transacted at the meeting as originally notified.

     The number of votes or consents of the holders of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, or the giving of any consent, shall be a majority of the outstanding shares of the Corporation entitled to vote.

     Section  9.  INFORMAL  ACTION  BY  STOCKHOLDERS.  Any  action  required  or
                  ----------------------------------
permitted to be taken by the stockholders of the Corporation may be effected by any consent in writing by such holders, signed by holders of not less than that number of shares of Common Stock required to approve such action.

                                   ARTICLE III
                                    DIRECTORS

     Section  1.  NUMBER.  The affairs and business of this Corporation shall be
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managed by a Board of Directors. The present Board of Directors shall consist of one (1) member. Thereafter the number of Directors may be increased to not more than nine (9) by resolution of the Board of Directors. Directors need not be residents of the State of Nevada and need not be stockholders of the Corporation.

     Section 2. ELECTION.  The Directors shall be elected at each annual meeting
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of  the  stockholders,  but  if  any  such  annual  meeting  is not held, or the
Directors are not elected thereat, the Directors may be elected at any special meeting of the stockholders held for that purpose.


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     Section  3.  TERM  OF OFFICE.   The term of office of each of the Directors
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shall be one (1) year, which shall continue until his successor has been elected and  qualified.

     Section  4.  DUTIES.  The  Board  of  Directors  shall have the control and
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general  management  of  the  affairs  and  business  of  the  Corporation. Such
Directors shall in all cases act as a Board, regularly convened, and may adopt such rules and regulations for the conduct of meetings and the management of the Corporation, as may be deemed proper, so long as it is not inconsistent with these By- Laws and the laws of the State of Nevada.

     Section  5.  DIRECTORS'  MEETINGS.   Regular  meetings  of  the  Board  of
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Directors  shall  be  held  immediately  following  the  annual  meeting  of the stockholders, and at such other time and places as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President or the Secretary upon the written request of one (1) Director.

     Section  6.  NOTICE OF MEETINGS.  Notice of meetings other than the regular
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annual  meeting  shall  be  given by service upon each Director in person, or by mailing to him at his last known address, at least three (3) days before the date therein designated for such meeting, of a written notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any Directors' meeting at which a quorum of the Board of Directors shall be present (although held without notice). any and all business may be transacted which might have been transacted if the meeting had been duly called if a quorum of the Directors waive or are willing to waive the notice requirements of such meeting.

     Any  Directors  may  waive  notice  of  any meeting under the provisions of
Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting' is not lawfully convened or called.

     Section 7. VOTING  At all meetings of the Board of Directors, each Director
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is  to  have  one  (1)  vote.  The act of majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section  8.  NEWLY  CREATED  DIRECTORSHIPS  AND  VACANCIES.  Newly  created
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directorships  resulting  from  any increases in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall he filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     Section  9. REMOVAL OF DIRECTORS.  Any Director may be removed from office,
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with or without cause, only by the affirmative vote of the holders of 51% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.


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     Section  10.  QUORUM.  The  number of Directors who shall be present at any
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meeting  of  the  Board  of  Directors  in  order to constitute a quorum for the transaction of any business or any specified item of business shall be a majority.

     The number of votes of Directors that shall be necessary for the transaction of any business of any specified item of business at any meeting of the Board of Directors shall be a majority.

     If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting, from time to time, until a quorum shall be present.

     Section  11.  COMPENSATION.  By  resolution  of the Board of Directors, the
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Directors  may  be paid their expenses, if any, of attendance at each meeting of the Board of Directors or each may be paid a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

     Section  12.  PRESUMPTION  OF ASSENT.  A Director of the Corporation who is
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present  at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

     Section  1.  NUMBER.   The officers of the Corporation shall be: President,
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Vice-President,  Secretary, and Treasurer, and such assistant Secretaries as the
President  shall  determine.

     Any  officer  may  hold  more  than  one  (1)  office.

     Section  2.  ELECTION.  All  officers  of  the Corporation shall be elected
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annually by the Board of Directors at its meeting held immediately following the meeting of stockholders, and shall hold office for the term of one {1) year or until their successors are duly elected. Officers need not be members of the Board of Directors.

     The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as, from time to time, shall be prescribed by the Board.

     Section  3.  DUTIES  OF OFFICERS.  The duties and powers of the officers of
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the  Corporation  shall  be  as  follows:


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                                    PRESIDENT
                                    ---------

     The President shall preside at all meetings of the stockholders. He shall present at each annual meeting of the stockholders and Directors a report of the condition of the business of the Corporation. He shall cause to be called regular and special meetings of these stockholders and Directors in accordance with these By-Laws. He shall appoint and remove, employ and discharge, and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors. He shall sign and make all contracts and agreements in the name of the Corporation, subject to the approval of the Board of Directors. He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law. He shall sign all certificates of stock, notes, drafts, or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer; and he shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by law.

                                 VICE-PRESIDENT
                                 --------------

     During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the statutes under which the Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

                                    SECRETARY
                                    ---------

     The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockl1olders in appropriate books. He shall give and serve all notices of the Corporation. He shall be custodian of the records and of the corporate seal and affix the latter when required. He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock issued and outstanding; the manner and the time compensation for the same was paid; the names of the owners thereof, alphabetically arranged; the number of shares owned by each; the time at which each person became such owner; and the amount paid thereon; and keep such stock and transfer books open daily during the business hours of the office of the Corporation, subject to the inspection of any stockholder of the Corporation, and permit such stockholder to make extracts from said books to the extent prescribed by law. He shall sign all certificates of stock. He shall present to the Board of Directors at their meetings all communications addressed to him officially by the President or any officer or stockholder of the Corporation; and he shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                    TREASURER
                                    ---------

     The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate. He shall exhibit at all reasonable times his books and accounts to any Director or stockholder of the Corporation upon application at the office of the Corporation during


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business hours. He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders. He shall keep, at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require. He shall do and perform all duties appertaining to the office of Treasurer. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security, for the faithful discharge of his duties as the Board may direct.

     Section  4.  BOND.  The  Treasurer  shall,  if  required  by  the  Board of
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Directors,  give  to the Corporation such security for the faithful discharge of his  duties  as  the  Board  may  direct.

     Section  5.  VACANCIES,  HOW  FILLED.  All vacancies in any office shall be
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filled  by  the  Board  of  Directors without undue delay, either at its regular meeting or at a meeting specifically called for that purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the power or duties of such officers to any other officer or Director for the time being; provided, a majority of the entire Board concur therein.

     Section  6.  COMPENSATION  OF  OFFICERS.  The  officers  shall receive such
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salary  or  compensation  as  may  be  determined  by  the  Board  of Directors.

     Section  7.  REMOVAL  OF  OFFICERS.  The  Board of Directors may remove any
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officer,  by  a  majority  vote,  at  any  time  with  or  without  cause.

                                    ARTICLE V
                              CERTIFICATES OF STOCK

     Section  1.  DESCRIPTION  OF STOCK CERTIFICATES.  The certificates of stock
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shall  be  numbered  and  registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and number of shares. They shall be signed by the President or Vice President, and countersigned by the Secretary or Treasurer and sealed with the Seal of the Corporation.

     Section  2.  TRANSFER  OF  STOCK.  The  stock  of  the Corporation shall be
                  --------------------
assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer the former certificate must be surrendered up and canceled before a new certificate may be issued. No transfer shall be made upon the books of the Corporation within ten (10) days next preceding the annual meeting of the stockholders.

     Section 3. LOST CERTIFICATES.  If a stockholder shall claim to have lost or
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destroyed  a certificate or certificates of stock issued by the Corporation, the
Board of Directors may, at its discretion, direct a new certificate or certificates to be issued, upon the making of an affidavit of that fact by the


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person  claiming  the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties if any that the Board may require.

                                   ARTICLE VI
                                      SEAL

     Section  1.  SEAL.  The  seal  of  the  Corporation  shall  be  as follows:
                  -----

                           NO SEAL IN USE AT THIS TIME

                                   ARTICLE VII
                                    DIVIDENDS

     Section  1.  WHEN  DECLARED.  The  Board of Directors shall by vote declare
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dividends  from  the  surplus  profits  of  the  Corporation  whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

     Section  2.  RESERVE.  The Board of Directors may set aside, out of the net
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profits  of  the  Corporation  available for dividends, such sum or sums (before payment of any dividends) as the Board, in their absolute discretion, think proper as reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Section 1. Any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a Director, officer, or employee of the Corporation, or of any corporation which he, the testator, or intestate served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, Director, or employee was liable to the Corporation, or to such other corporation, for negligence or misconduct in the performance of his duty, As used herein the term "expense" shall include all obligations incurred by such person for the payment of money, including without limitation attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceedings, except amounts paid to the Corporation or such other corporation by him.

     A judgment of conviction whether based on plea of guilty or nolo contendere or its equivalent, or after trial, shall not of itself be deemed an adjudication that such Director, officer or employee is liable to the Corporation, or such other corporation, for negligence or misconduct in the performance of his duties, Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to


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procedure  set  forth,  from  time  to  time,  in  the By-Laws, or by any of the following procedures: (a) order of the Court or administrative body or agency having jurisdiction of the action, suit, or proceeding; (b) resolution adopted by a majority of the quorum of the Board of Directors of the Corporation without counting in such majority any Directors who have incurred expenses in connection with such action, suit or proceeding; (c) if there is no quorum of Directors who have not incurred expense in connection with such action, suit, or proceeding, then by resolution adopted by a majority of the committee of stockholders and Directors who have not incurred such expenses appointed by the Board of Directors; (d) resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or (e) Order of any Court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made will be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, officers, and employees of the Corporation and the other persons above mentioned may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, Agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under this Article, The provision of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though each person and been a Director, officer or employee of the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

     Section  1. HOW AMENDED. These By-Laws may be altered, amended, repealed or
                 ------------
added to by the vote of the Board of Directors of the Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors as provided by law and by the Articles of Incorporation, are present at such regular meeting or special meeting. These By-Laws and any amendments thereto and new By-Laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                                    ARTICLE X
                                   FISCAL YEAR

     Section  1.  FISCAL  YEAR.  The  fiscal  year  shall end on THE 31ST DAY OF
                  -------------                                  ---------------
DECEMBER.
--------

                                   ARTICLE XI
                                WAIVER OF NOTICE

     Section 1. Whenever any notice is required to be given to any shareholders or directors of the Corporation under the provisions of these By-Laws, under the Articles of Incorporation or under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
     ADOPTED  this  9th  day  of  December  1998.


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                              JOLLEY  MARKETING,  INC.
                              a  Nevada  Corporation,


                                      /s/  Ronald  Jolley
                              ------------------------------------------------
                              Ronald  Jolley,  Incorporator/Director/President




CERTIFICATE  OF  SECRETARY

          I,  the  undersigned,  do  hereby  certify:

1. That I am the duly elected and acting Secretary/Treasurer of Jolley Marketing, Inc., A Nevada Corporation: and

2. That the foregoing By-Laws, comprising eight (8) pages, constitute the By-Laws of Said Corporation as duly adopted at a meeting of the Board of Directors thereof duly held on he 9th day of December 1998.


                                      /s/  Nancy  Jolley
                              -----------------------------------
                              Nancy  Jolley,  Secretary/Treasurer


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